UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2023

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective May 19, 2023, Robert C. Griffin was appointed the interim President and Chief Executive Officer of Commercial Vehicle Group, Inc., (the “Company”) and the Board of Directors of the Company has engaged a search firm to find a permanent President and Chief Executive Officer.

A time of change at the top of management is likely to create uncertainty about job security among senior management, who are critical to the success of the Company. In order to ensure continuity of service by the Company’s named executive officers and Section 16 officers, the Company has entered into letter agreements with such persons providing for temporary enhanced benefits in the case of job loss. Until December 31, 2024, the following additional payouts would be available for certain job separations:

With respect to Chung Kin Cheung (“Andy Cheung”), Chief Financial Officer, Aneezal H. Mohamed, Chief Legal Officer, Richard Tajer, Chief Commercial Officer and President of Electrical Systems, and Kristin S. Mathers, Chief Human Resource Officer, if their employment with the Company is terminated Without Cause or for Good Reason (as defined in their respective letter agreements) on or before December 31, 2024, they will receive:

1. salary continuation for an additional twelve (12) months from what they are entitled to under their respective change in control agreements, for a total of twenty-four (24) months; and
2. COBRA payments for a term of six (6) months with the same health care coverage in effect on the date of their termination of employment.

With respect to each of Ms. Mathers and Mr. Cheung, they will also receive continued vesting of signing incentives granted to them by the Company in connection with the walk-away value of long-term compensation incentive each had with their respective prior employer before they became an employee of the Company.

With respect to Angela M. O’Leary, the Chief Accounting Officer, if her employment with the Company is terminated Without Cause or for Good Reason (as defined in her letter agreement) on or before December 31, 2024, Ms. O’Leary will receive:

1.salary continuation for an additional six (6) months from what she is entitled to under her change in control agreement, for a total of twelve (12) months; and
2. COBRA payments for a term of six (6) months with the same health care coverage in effect on the date of her termination of employment.

The letter agreement with each of the executives named above shall terminate and become null and void as of December 31, 2024, or should they leave the Company voluntarily.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

June 14, 2023	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer